UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2014

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 15, 2014, Health Insurance Innovations, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. (the “Underwriter”), and two entities owned and controlled by Michael Kosloske, the Company’s President and Chief Executive Officer, as selling stockholders (the “Selling Stockholders”). Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell to the Underwriter for resale 1,725,000 shares of the Company’s Class A common stock, $0.001 par value per share (“Common Stock”), at a public offering price of $12.15 per share ($11.5425 per share, net of underwriting discounts). None of the shares are being sold by the Company.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company, the Selling Stockholders, and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The sale of the Common Stock by the Selling Stockholders was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-193842), including a prospectus supplement dated August 15, 2014 to the prospectus contained therein dated February 14, 2014, to be filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended.

The closing of the sale of the Common Stock pursuant to the Underwriting Agreement is expected to take place on August 20, 2014, subject to the satisfaction of customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is expected to be filed as an exhibit to the Company’s Form 8-K to be filed in connection with the closing of the sale of the Common Stock described herein.

As a result of the sale of the Common Stock by the Selling Stockholders, Mr. Kosloske and his affiliates will cease to beneficially own a majority of the combined voting power of the Company’s Class A common stock and Class B common stock. Immediately prior to the sale, Mr. Kosloske and his affiliates beneficially owned shares of the Company’s Class A common stock and Class B common stock representing approximately 58.0% of the combined voting power of the Company’s capital stock, and after the sale, Mr. Kosloske and his affiliates’ combined voting power will represent approximately 46.3%. However, Mr. Kosloske and his affiliates will continue to be the largest beneficial owner of the Company’s capital stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael A. Petrizzo, Jr.
	Name:	Michael A. Petrizzo, Jr.
	Title:	Executive Vice President, General Counsel, and Secretary

Date: August 15, 2014